UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
_________________________________________________
8point3 Energy Partners LP
(Exact name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
_________________________________________________

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EXPLANATORY NOTE

The following letter may be sent by 8point3 Energy Partners LP to its Class A shareholders from time to time.

Dear Class A Shareholder:

We have previously sent you proxy material for the important special meeting of 8point3 Energy Partners LP shareholders taking place on May 23, 2018 in connection with the proposed merger with CD Clean Energy and Infrastructure V JV, LLC, an investment fund managed by Capital Dynamics, Inc., and certain other co-investors. Your Board of Directors recommends that shareholders vote in favor of the merger and related proposals.

Approval of the merger requires the affirmative vote of the holders of a majority of our Class A outstanding shares. Therefore, your vote is important, no matter how many or how few shares you may own. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

/s/ Charles D. Boynton

Charles D. Boynton
Chief Executive Officer of 8point3 General Partner, LLC,
the general partner of 8point3 Energy Partners LP

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-750-8338.